Exhibit 10.2

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

dated as of

July 13, 2011

among

PITTSBURGH HOLDINGS, LLC

as Holdings,

PITTSBURGH ACQUISITION, INC.,

(which on the Closing Date shall be merged with and into)

PRIMEDIA INC.

(with PRIMEDIA Inc. surviving such merger as the Borrower)

THE SUBSIDIARIES OF PRIMEDIA INC. IDENTIFIED HEREIN

and

BANK OF AMERICA, N.A.,

as Administrative Agent

TABLE OF CONTENTS

PAGE

ARTICLE 1

DEFINITIONS

Section 1.01.	Credit Agreement	1
Section 1.02.	Other Defined Terms	1

ARTICLE 2
PLEDGE OF SECURITIES

Section 2.01.	Pledge	8
Section 2.02.	Delivery of the Pledged Collateral	9
Section 2.03.	Representations, Warranties and Covenants	10
Section 2.04.	Certification of Limited Liability Company and Limited Partnership Interests	11
Section 2.05.	Registration in Nominee Name; Denominations	11
Section 2.06.	Voting Rights; Dividends and Interest	12

ARTICLE 3
SECURITY INTERESTS IN PERSONAL PROPERTY

Section 3.01.	Security Interest	14
Section 3.02.	Representations and Warranties	16
Section 3.03.	Covenants	18
Section 3.04.	Other Actions.	20

ARTICLE 4
REMEDIES

Section 4.01.	Remedies Upon Default	21
Section 4.02.	Application of Proceeds	23
Section 4.03.	Grant of License to Use Intellectual Property; Power of Attorney	24

ARTICLE 5
[RESERVED]

ARTICLE 6
MISCELLANEOUS

Section 6.01.	Notices	25

i

ANNEX A	List of Subsidiaries that are Grantors

Schedules

SCHEDULE I	Pledged Equity; Pledged Debt
SCHEDULE II	Commercial Tort Claims

Exhibits

EXHIBIT I	Form of Security Agreement Supplement
EXHIBIT II	Form of Perfection Certificate
EXHIBIT III	Form of Patent Security Agreement
EXHIBIT IV	Form of Trademark Security Agreement
EXHIBIT V	Form of Copyright Security Agreement

ii

PLEDGE AND SECURITY AGREEMENT dated as of July 13, 2011, among PITTSBURGH HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), PITTSBURGH ACQUISITION, INC., a Delaware corporation (“Merger Sub”) (which on the Closing Date shall be merged with and into PRIMEDIA INC. (the “Company”), with the Company surviving such merger as the borrower (the “Borrower”)), each of the Subsidiaries of the Borrower from time to time party hereto and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”) for the Secured Parties (as defined below).

Reference is made to the Credit Agreement dated as of July 13, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Merger Sub, the Borrower, Holdings, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each other lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and each of the Subsidiaries of the Borrower from time to time party hereto (together with Holdings, the “Guarantors”) are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Article 1 of the Credit Agreement also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Agreement” means this Pledge and Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Claiming Party” has the meaning assigned to such term in Section 5.02.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Contributing Party” has the meaning assigned to such term in Section 5.02.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor or to which such Grantor otherwise has the right to grant a license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights (whether or not registered) in any work (whether or not published) subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO or any equivalent foreign office, (c) all renewals of any of the foregoing, (d) all claims for, and rights to sue for, past or future infringement of any of the foregoing and (e) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Excluded Assets” means:

(a) any leasehold interests in real property and fee-owned real property that is not Material Real Property;

(b) any Commercial Tort Claim having a Fair Market Value of less than $2,500,000;

(c) assets owned by any Grantor on the date hereof or hereafter acquired that are subject to a Lien of the type described in Section 7.01(i) of the Credit Agreement that is permitted to be incurred pursuant to the provisions of the Credit Agreement if and to the extent that the contract or other agreement pursuant to which such Lien is granted (or the documentation relating thereto) validly prohibits the creation of any other Lien on such asset;

(d) any assets or properties that are acquired pursuant to a Permitted Acquisition (or that are owned by a Subsidiary acquired pursuant to a Permitted Acquisition), so long as such assets or properties are subject to a Lien permitted by Section 7.01(p) of the Credit Agreement and solely to the extent that the terms of the agreements relating to such Lien prohibit the security interest under this Agreement from attaching to such assets or properties, which secured Indebtedness is incurred or assumed in connection with such Permitted Acquisition;

(e) any United States “intent-to-use” Trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the enforceability of such application under the applicable federal law; provided that upon submission to and acceptance by the USPTO of an amendment to allege use with respect to such Trademark application pursuant to 15 U.S.C. Section 1051, et seq. (or any successor provisions), such Trademark application shall immediately cease to be an Excluded Asset;

(f) any rights of a Grantor arising under any contract, lease, instrument, license or other document or any Intellectual Property subject thereto to the extent that and only for so long as the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of, or result in the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor in, such rights in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority (for the avoidance of doubt, the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty), or (y) result in a breach, termination, or default under any such contract, lease, instrument, license or other document, or give any other party in respect of any such contract, lease, instrument, license or other document or any Intellectual Property subject thereto, the right to terminate its obligations thereunder, provided, however, that the limitation set forth in this clause (f) shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity and provided, further, that, at such time as the condition causing the conditions in subclauses (x) and (y) of this clause (j) shall be remedied, whether by contract, change of law or otherwise, the contract, lease, instrument, license or other document or Intellectual Property subject thereto shall immediately cease to be an Excluded Asset, and any security interest that would otherwise be granted herein shall attach immediately to such contract, lease, instrument, license or other document or Intellectual Property subject thereto, or to the extent severable, to any portion thereof that does not result in any of the conditions in (x) or (y) above;

(g) any Securitization Assets (for so long as such assets are subject to a Qualified Securitization Financing);

(h) any assets to the extent and for so long as the granting of a security interest therein is prohibited by law (and such prohibition is not rendered ineffective by the Uniform Commercial Code of any relevant jurisdiction or other applicable law); and

(i) any asset with respect to which the Administrative Agent and the Borrower have reasonably determined in writing that (A) the cost of creating or perfecting pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (B) the grant of a security interest therein would result in material adverse tax consequences to Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole.

“Excluded Security” means

(a) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary;

(b) any Equity Interests of any Unrestricted Subsidiary (until such time as such Unrestricted Subsidiary becomes a Restricted Subsidiary in accordance with the Credit Agreement);

(c) any interest in a joint venture or non-wholly owned Subsidiary to the extent and for so long as the attachment of the security interest created hereby therein would violate any organization document, shareholders agreement, joint venture agreement or equivalent agreement with other holders of such interests (other than Holdings or any of its Subsidiaries) relating to such joint venture or non-wholly owned Subsidiary (except to the extent any such violation is ineffective under the Uniform Commercial Code or other applicable law);

(d) any Equity Interests of any Subsidiary acquired pursuant to a Permitted Acquisition that are subject to a Lien permitted by Section 7.01(v) of the Credit Agreement, which secured Indebtedness is incurred or assumed in connection with such Permitted Acquisition;

(e) any shares of stock or debt to the extent and for so long as the pledge of such shares of stock or debt is prohibited by law and such prohibition is not rendered ineffective by the Uniform Commercial Code of any relevant jurisdiction or by other applicable law;

(f) any Equity Interests constituting Margin Stock; and

(g) any Equity Interests of any Subsidiary that is not a Material Subsidiary (for so long as such Subsidiary is not a Material Subsidiary);

(h) any Equity Interests of any Subsidiary with respect to which the Administrative Agent and the Borrower have reasonably determined in writing that (A) the cost of creating or perfecting pledges or security interests in such Equity Interests shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (B) the grant of a security interest therein would result in material adverse tax consequences to Holdings, the Borrower or the Restricted Subsidiaries.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment of any of the foregoing General Intangibles.

“Grantor” means each of Holdings, the Borrower and each other Guarantor party hereto.

“Guarantor” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Holdings” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Intellectual Property” means (a) all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and related documentation, (b) all additions, improvements and accessions to, and books and records describing any of the foregoing, (c) all registrations and applications for registration of any of the foregoing, (d) all claims for, and rights to sue for, past or future infringement of any of the foregoing and (e) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing.

“Intellectual Property Collateral” means all Intellectual Property constituting Collateral.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits III, IV and V, respectively.

“Investment Property” has the meaning specified in Article 9 of the New York UCC, but shall not include any Pledged Collateral.

“Lender” has the meaning assigned to such term in the preliminary statement of this Agreement.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, and (iii) rights to sue for past, present and future violations thereof.

“Loan Documents” means, collectively, (a) each Loan Document (as defined in the Credit Agreement), (b) each Secured Hedge Agreement and (c) each agreement pursuant to which Cash Management Obligations have been created.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right with respect to any invention, whether patented or not, now or hereafter owned by any Grantor or to which any Grantor otherwise has the right to grant a license, or granting to any Grantor any right with respect to any invention, whether patented or not, now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters Patent of the United States or the equivalent thereof in any other country in or to which any Grantor now or hereafter has any right, title or interest therein, all registrations and recordings thereof, and all applications for letters Patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the USPTO or any similar office in any other country, (b) all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringement of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and as amended, updated, modified or supplemented from time to time, and duly executed as of the Closing Date, and as of any subsequent delivery date as required pursuant to the Loan Documents, by a Responsible Officer of the Borrower.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right with respect to any trademark now or hereafter owned by any Grantor or to which any Grantor otherwise has the right to grant a license, or granting to any Grantor any right with respect to any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, domain names, fictitious business names and other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor, (b) all goodwill connected with the use thereof and symbolized thereby, (c) all claims for, and rights to sue for, past or future infringement of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

ARTICLE 2

PLEDGE OF SECURITIES

Section 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, including pursuant to the Guaranty, each Grantor hereby pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (i) all Equity Interests held by it and listed on Schedule I and any other Equity Interests obtained in the future by such Grantor and, to the extent certificated, the certificates representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include any Excluded Security; (ii) the debt securities owned by it and listed opposite the name of such Grantor on Schedule I, any debt securities obtained in the future by such Grantor and the promissory notes and any other instruments evidencing any debt (the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Security; (iii) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity and Pledged Debt; (iv) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), and (iii) above; and (v) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (v) above being collectively referred to as the “Pledged Collateral”); provided, however, that in no event shall Pledged Collateral include any Investment Property with respect to which a Grantor is treated as having a “security entitlement” within the meaning of Article 8 of any applicable Uniform Commercial Code, such Investment Property being “Article 9 Collateral” pursuant to Section 3.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees to deliver or cause to be delivered as promptly as practicable (and in any event, within 45 days after (x) the Closing Date in the case of Pledged Securities owned by such Grantor on the Closing Date or (y) the date of acquisition thereof in each other case, or, in each case such longer period as to which the Administrative Agent may agree in its reasonable discretion) to the Administrative Agent, for the benefit of the Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02, provided, that all Pledged Securities representing or evidencing the Equity Interests of the Borrower and each Restricted Subsidiary as of the Closing Date shall be delivered to the Administrative Agent on the Closing Date.

(b) Each Grantor will cause (i) any indebtedness for borrowed money owed to such Grantor by any Person (other than intercompany indebtedness between Loan Parties and intercompany indebtedness referred to in the following clause (ii)) having an aggregate principal amount in excess of $2,500,000 to be evidenced by a duly executed promissory note, and (ii) any intercompany indebtedness owing to such Grantor by a Non-Loan Party having an aggregate principal amount in excess of $2,500,000 to be evidenced by (x) a duly executed global promissory note to which such Non-Loan Party is a signatory, or (y) at the option of the Grantor, a duly executed promissory note; in each case (i) and (ii) that is delivered to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment or transfer duly executed by the applicable Grantor and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as a supplement to Schedule I and made a part of Schedule I; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged

Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 2.03. Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants, to and with the Administrative Agent, for the benefit of the Secured Parties that:

(a) Schedule I (as supplemented from time to time pursuant to Section 2.02(c)) correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, debt securities and promissory notes required to be pledged by the Grantors in order to satisfy the Collateral and Guarantee Requirement, in each case other than any Excluded Security;

(b) the Pledged Equity issued by the Borrower or a Restricted Subsidiary and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Holdings, the Borrower or another Subsidiary of the Borrower, to the best of Holdings’ and the Borrower’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of such Pledged Equity, are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Holdings, the Borrower or another Subsidiary of the Borrower, to Holdings’ and the Borrower’s knowledge), are legal, valid and binding obligations of the issuers thereof;

(c)(i) each of the Grantors is, and will continue to be, the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantor, subject to any transfers permitted by the Credit Agreement, (ii) the Pledged Collateral is held free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, (iii) none of the Grantors will make any assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) transfers permitted by the Credit Agreement, (B) Liens created by the Collateral Documents and (C) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, and (iv) if reasonably requested by the Administrative Agent, each of the Grantors will defend its title to or interest in the Pledged Collateral against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Loan Documents or applicable laws generally and restrictions on transfer or assignment existing at the time of acquisition of such Pledged Collateral, and except as described in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations, to the extent such perfection is governed by the Uniform Commercial Code; and

(h) the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein.

Section 2.04. Certification of Limited Liability Company and Limited Partnership Interests. To the extent an interest in any limited liability company or any limited partnership is pledged under Section 2.01, the applicable Grantor shall cause the issuer thereof to either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the Uniform Commercial Code, or (b) certificate its Equity Interests. To the extent an interest in any limited liability company or limited partnership is pledged under Section 2.01 and is certificated or becomes certificated, the applicable Grantor shall cause each such certificate to be delivered to the Administrative Agent pursuant to Section 2.02(a), and such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof.

Section 2.05. Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing, (a) the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent, and each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Administrative Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement; provided, that the Administrative Agent shall give the Borrower not less than 10 days’ prior notice of its intent to exercise such rights.

Section 2.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have provided not less than 10 days’ prior notice to the Borrower that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner, except as may be permitted under this Agreement, the Credit Agreement or the other Loan Documents, that would materially and adversely affect the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash (and non-cash equivalent) dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the Secured Parties and shall be promptly delivered to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent). So long as no Event of Default has occurred that is continuing, if requested by the applicable Grantor the Administrative Agent shall promptly deliver to such Grantor any Pledged Securities in the Administrative Agent’s possession owned by such Grantor in connection with any exchange, redemption or disposition of such Pledged Securities; provided that the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying that such exchange, redemption or disposition is permitted under the Credit Agreement.

(b) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have provided the Borrower with not less than 10 days’ prior notice of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be promptly delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02 hereof. After all Events of Default have been cured or waived, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have provided the Borrower with not less than 10 days’ prior notice of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights at the discretion of the Administrative Agent. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06.

(d) Any notice given by the Administrative Agent to the Borrower suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE 3

SECURITY INTERESTS IN PERSONAL PROPERTY

Section 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, including pursuant to the Guaranty, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Commercial Tort Claims listed on Schedule II hereto;

(iv) all Deposit Accounts;

(v) all Documents;

(vi) all Equipment;

(vii) all Fixtures (but only to the extent such Fixtures constitute property in which a security interest may be created under the New York UCC);

(viii) all General Intangibles;

(ix) all Intellectual Property;

(x) all Goods;

(xi) all Instruments;

(xii) all Inventory;

(xiii) all Investment Property;

(xiv) all books and records pertaining to the Article 9 Collateral; and

(xv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Asset or any Excluded Security.

(b) Each Grantor hereby irrevocably authorizes the Administrative Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon any reasonable request.

(c) The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) The Administrative Agent is authorized to file with the USPTO or the USCO (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States Intellectual Property granted hereunder by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantor as debtors and the Administrative Agent as secured party.

(e) Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required (i) to perfect the Security Interest by any means other than by (A) central filings pursuant to the Uniform Commercial Code of the relevant State(s), (B) filings in United States government offices with respect to Intellectual Property as expressly required elsewhere herein, (C) delivery of the Collateral consisting of Instruments or Pledged Securities to the Administrative Agent to be held in its possession as expressly required elsewhere herein, (D) other methods expressly provided herein, (ii) to take any action (other than the actions listed in clause (i)) with respect to any assets located outside of the United States, (iii) to perfect in any assets pursuant to a certificate of title statute or (iv) to enter into any deposit account control agreement or securities account control agreement or other control agreement with respect to any deposit account, securities account or letter of credit right.

Section 3.02. Representations and Warranties. Each Grantor represents and warrants to the Administrative Agent and the other Secured Parties that:

(a) Subject to the Liens permitted by Section 7.01 of the Credit Agreement, each Grantor has good and valid rights in and (as applicable) title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The information set forth in the Perfection Certificate, including the legal name of each Grantor, is correct and complete in all material respects as of the Closing Date. Other than filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of United States Intellectual Property and other than any fixture filings and filings in respect of motor vehicles and other assets subject to certificates of title, the Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 5B to the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(c) Short-form Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of United States Patents, United States registered Trademarks, material United States registered Copyrights, applications for the foregoing that do not constitute Excluded Assets and exclusive Copyright Licenses covering United States registered Copyrights and Copyright applications that are owned by third parties, respectively, have been delivered to the Administrative Agent for recording by the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 (or any successor provisions thereto) and the regulations thereunder, as applicable, as may be necessary to establish a valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of such Intellectual Property, in each case, in which a security interest may be perfected by filing, recording or registration in the USPTO or the USCO under the Federal intellectual property laws, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed by any Grantor after the date hereof, (ii) as may be required under the laws of jurisdictions outside the United States with respect to Article 9 Collateral created under such laws, and (iii) the UCC financing and continuation statements contemplated in Section 3.02(b)).

(d) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations; (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction and (iii) subject to the filings described in Section 3.02(c), a perfected security interest in all registrations and applications for Patents, Trademarks and Copyrights, and exclusive Copyright Licenses covering United States registered Copyrights and Copyright applications that are owned by third parties, in each case, to the extent a security interest may be perfected upon the receipt and recording of fully executed short-form Intellectual Property Security Agreements with the USPTO and the USCO, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(e) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable United States law covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

Section 3.03. Covenants. (a) The Borrower agrees promptly (and in any event not later than the earlier of (x) 45 days after such change and (y) 10 days prior to the date on which the perfection of the Security Interest would (absent additional filings or other actions) lapse, in whole or in part, by reason of such change) to notify the Administrative Agent in writing of any change in (i) legal name of any Grantor, (ii) the identity or type of organization or corporate structure of any Grantor, (iii) the jurisdiction of organization of any Grantor, or (iv) the chief executive office of any Grantor.

(b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01 of the Credit Agreement, the Borrower shall deliver to the Administrative Agent an updated Perfection Certificate executed by a Responsible Officer of the Borrower, setting forth any information required pursuant to Schedules 1(a), 1(b), 1(c), 2(c), 6, 7, 9, 10 and 11 therein that has changed or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(b).

(c) The Borrower agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

(d) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent within 10 Business Days after demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that the Grantors shall not be obligated to reimburse the Administrative Agent with respect to any Intellectual Property Collateral which any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain, in accordance with Section 3.03(f)(iv). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein, in the other Loan Documents.

(e) If any Grantor shall at any time hold or acquire a Commercial Tort Claim with a Fair Market Value of greater than $2,500,000 and for which such Grantor (or predecessor in interest) has filed a complaint in a court of competent jurisdiction, such Grantor shall, not later than the date on which the Borrower is next required to deliver a Compliance Certificate under Section 6.02(a) of the Credit Agreement, notify the Administrative Agent in writing signed by such Grantor of the brief details thereof and grant to the Administrative Agent a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement pursuant to a document in form and substance reasonably satisfactory to the Administrative Agent.

(f) Intellectual Property Covenants.

(i) Except as is otherwise provided in this Agreement or in the Credit Agreement and except to the extent failure to act would not, as deemed by the Borrower in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, to the extent it has standing to do so each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in and with the USPTO, the USCO and any other governmental authority located in the United States, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in the Intellectual Property Collateral of such Grantor.

(ii) Except as is otherwise provided in this Agreement or in the Credit Agreement and except to the extent any such act or omission to act would not, as deemed by the Borrower in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or, in the case of a trade secret, become publicly known).

(iii) Except as is otherwise provided in this Agreement or in the Credit Agreement and except to the extent failure to act would not, as deemed by the Borrower in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to standards of quality.

(iv) Nothing in this Agreement or any other Loan Document prevents any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property Collateral to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such disposition or discontinuance is desirable in the conduct of its business.

Section 3.04. Other Actions. If any Grantor shall at any time (a) hold or acquire any Instruments constituting Article 9 Collateral (excluding checks), but other than any such Instruments evidencing an amount of less than $2,500,000 individually or (b) hold or acquire any Chattel Paper, but other than any such Chattel Paper evidencing an amount of less than $2,500,000 individually, such Grantor shall promptly endorse, assign and deliver the same to the Administrative Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request; provided, that notwithstanding the foregoing, the aggregate value of all Instruments and Chattel Paper that shall not be required to be so endorsed, assigned and delivered pursuant this Section 3.04 shall not exceed $10,000,000 at any time.

ARTICLE 4

REMEDIES

Section 4.01. Remedies Upon Default.

(a) Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Administrative Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Administrative Agent promptly, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Administrative Agent shall provide the applicable Grantor with notice thereof prior to such occupancy; (iii) declare the entire right, title, and interest of such Grantor in any Intellectual Property Collateral vested in the Administrative Agent for the benefit of the Secured Parties (in which event such right, title, and interest shall immediately vest in the Administrative Agent for the benefit of the Secured Parties, and the Administrative Agent shall be entitled to exercise the power of attorney referred to below in Section 4.03 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency); (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Administrative Agent shall provide the applicable Grantor with notice thereof prior to such exercise; and (v) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) The Administrative Agent shall give the applicable Grantors not less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default may have been remedied and the Obligations may have been paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions

Section 4.02. Application of Proceeds. (a) The Administrative Agent shall apply the proceeds of any collection or sale of Collateral of a Grantor, including any Collateral consisting of cash, in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to the Administrative Agent in its capacity as such (including Attorney Costs payable to the Administrative Agent under Section 10.04 of the Credit Agreement and amounts payable under Article 3 of the Credit Agreement);

Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest, L/C Fees and commitment fees) payable to the Lenders (including Attorney Costs payable under Section 10.04 of the Credit Agreement and amounts payable under Article 3 of the Credit Agreement), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest, L/C Fees and commitment fees payable to the Lenders in accordance with the provisions of the Credit Agreement, ratably among them in proportion to the amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the Swap Termination Value under Secured Hedge Agreements and Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to the payment of all other Obligations that are due and payable on such date, ratably among the Secured Parties in proportion to the respective amounts described in this clause Sixth owing to the Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

(b) Subject to Section 2.03(c) of the Credit Agreement, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.

(c) To the maximum extent permitted by applicable law, the Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Credit Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

(d) In making the determinations and allocations required by this Section 4.02, the Administrative Agent may conclusively rely upon information from its own records, absent manifest error, as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this clause (d) shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Administrative Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Administrative Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.

Section 4.03. Grant of License to Use Intellectual Property; Power of Attorney. For the exclusive purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable, non-exclusive, royalty-free, limited license to use, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that all of the foregoing rights of the Administrative Agent to use, license or sublicense such Intellectual Property shall expire immediately upon the termination or cure of all Events of Default, and nothing in this Section 4.03 shall require Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the Credit Agreement, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor; provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. For the avoidance of doubt, the use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence of and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Administrative Agent with respect to the Intellectual Property Collateral in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default. Furthermore, each Grantor hereby grants to the Administrative Agent an absolute power of attorney to sign, upon the occurrence and during the continuation of any Event of Default, any document which may be required by the USPTO or the USCO in order to effect an absolute assignment of all right, title and interest in each registration and application for a Patent, Trademark or Copyright, and to record the same.

ARTICLE 5

[RESERVED]

ARTICLE 6

MISCELLANEOUS

Section 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

Section 6.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any L/C Issuer or any other Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the L/C Issuers and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

Section 6.03. Administrative Agent’s Fees, Expenses and Indemnity. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder and to indemnification as provided in Sections 10.04 and 10.05 of the Credit Agreement.

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 10 days of written demand therefor.

Section 6.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, to the extent permitted under Section 10.07 of the Credit Agreement.

Section 6.05. Survival of Agreement. All representations and warranties made hereunder or other document delivered pursuant hereto or in connection herewith shall survive the execution and delivery hereof and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 6.06. Counterparts; Effectiveness, Successors and Assigns; Several Agreement. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be constitute an original, but all of which together shall constitute a single contract. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Administrative Agent may also require that any such documents and signatures delivered by facsimile or electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or electronic transmission. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective successors and assigns permitted thereby, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns permitted thereby, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Loan Documents. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 6.07. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.08. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates shall have the rights specified in Section 10.09 of the Credit Agreement (in addition to other rights and remedies (including other rights of setoff) that such Persons may have).

Section 6.09. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process. (a) The terms of Section 10.15 and 10.16 of the

Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 6.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.11. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

Section 6.12. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Obligations and any Liens arising therefrom shall be automatically released when all the outstanding Obligations (in each case other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the Outstanding Amount of L/C Obligations has been reduced to zero or Cash Collateralized or backstopped in a manner reasonably satisfactory to the L/C Issuers and the L/C Issuers have no further obligations to issue Letters of Credit under the Credit Agreement.

(b) A Grantor (other than Holdings and the Borrower) shall automatically be released from its obligations hereunder as provided in Section 9.11 of the Credit Agreement; provided that the Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not, and is not required to be a Loan Party, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.11 of the Credit Agreement, the security interest in such Collateral (but not the Proceeds thereof) shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 6.12, the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Section 9.11 of the Credit Agreement. Any execution and delivery of documents pursuant to this Section 6.12 shall be without recourse to or warranty by the Administrative Agent.

(e) Notwithstanding anything to the contrary set forth in this Agreement, by the acceptance of the benefits under this Agreement each Cash Management Bank and each Hedge Bank hereby acknowledges and agrees that (i) the obligations of the Loan Parties or any of their Restricted Subsidiaries under any Secured Hedge Agreement and the Cash Management Obligations shall be secured pursuant to this Agreement only to the extent that, and for so long as, the other Obligations are so secured and (ii) any release of Collateral effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or Cash Management Bank.

Section 6.13. Additional Grantors. Each Material Domestic Subsidiary of the Borrower that is required to enter in this Agreement as a Grantor pursuant to Section 6.11 of the Credit Agreement shall execute and deliver a Security Agreement Supplement and thereupon such Material Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 6.14. Administrative Agent Appointed Attorney-in-fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until termination, pursuant to Section 6.12(a), of this Agreement, the Security Interest and all other security interest granted under this Agreement) and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; (h) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, including endorsing the name of any Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, making all determinations and decisions with respect thereto and obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement or paying any premium in whole or in part relating thereto; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact. All reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be paid promptly by the Grantors to the Administrative Agent following receipt of an invoice relating thereto setting forth such expenses in reasonable detail, and shall be additional Obligations secured hereby.

Section 6.15. General Authority of the Administrative Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Administrative Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Administrative Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 6.16. Reasonable Care; Limitation of Duties. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Administrative Agent accords its own property.

Section 6.17. Subordination, Etc. Notwithstanding any provision of this Agreement to the contrary, until such time as the Obligations (other than obligations under Secured Hedge Agreements and Cash Management Obligations) shall have been paid in full in cash, all rights of any Grantor to indemnity, contribution or subrogation arising under applicable law or otherwise in favor of such Grantor as against any other Grantor as a result of the sale pursuant to this Agreement or any other Security Document of any assets of such Grantor to satisfy in whole or in part an obligation owed to any Secured Party shall be fully subordinated to the payment in full in cash of the Obligations. No failure on the part of the Borrower or any other Grantor to make any payments in respect of indemnity, contribution or subrogation rights or obligations required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PITTSBURGH ACQUISITION, INC. (which on the Closing Date shall be merged with and into PRIMEDIA Inc., with PRIMEDIA Inc. surviving such merger as the Borrower)

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

[Signature Page to Security Agreement]

The undersigned hereby confirms that, as a result
of its merger with Pittsburgh Acquisition, Inc., it
hereby assumes all of the rights and obligations of
Pittsburgh Acquisition, Inc. under this Agreement
(in furtherance of, and not in lieu of, any
assumption or deemed assumption as a matter of
law) and hereby agrees to be joined to this
Agreement as the Borrower thereunder.

PRIMEDIA INC.

By:	/s/ Charles J. Stubbs
	Name:	Charles J. Stubbs
	Title:	Chief Executive Officer

[Signature Page to Security Agreement]

Grantors:

PITTSBURGH HOLDINGS, LLC, as Holdings

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

CONSUMER SOURCE INC.

By:	/s/ Charles J. Stubbs
	Name:	Charles J. Stubbs
	Title:	Chief Executive Officer

CONSUMER SOURCE HOLDINGS INC.

By:	/s/ Charles J. Stubbs
	Name:	Charles J. Stubbs
	Title:	Chief Executive Officer

C1 CORPORATION

By:	/s/ Charles J. Stubbs
	Name:	Charles J. Stubbs
	Title:	Chief Executive Officer

DISTRIBUTECH LLC

By:	/s/ Charles J. Stubbs
	Name:	Charles J. Stubbs
	Title:	Chief Executive Officer

HPC INTERACTIVE LLC

By:	/s/ Charles J. Stubbs
	Name:	Charles J. Stubbs
	Title:	Chief Executive Officer

[Signature Page to Security Agreement]

PRIMEDIA WORKPLACE LEARNING L.P.

By:	/s/ Charles J. Stubbs
	Name:	Charles J. Stubbs
	Title:	Chief Executive Officer

[Signature Page to Security Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Joon Ko
	Name:	Joon Ko
	Title:	Vice President

[Signature Page to Security Agreement]